Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

China SXT Pharmaceuticals, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated July 31, 2020, relating to the consolidated financial statements which are incorporated in China SXT Pharmaceuticals, Inc.’s Annual Reports on Form 20-F for the year ended March 31, 2020 and 2019, as filed with SEC.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

February 2, 2021

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us